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Exhibit 23.1

Consent of Independent
Certified Public Accountants

Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-99639, 333-86896 and 333-73994) of Provectus Pharmaceuticals, Inc. of our report dated March 5, 2003, relating to the consolidated financial statements, which appears in this Form 10-KSB.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Chicago, Illinois

April 15, 2003

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Consent of Independent Certified Public Accountants